Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “Amendment”) is made as of this 15th day of December, 2014, by and among SPH GROUP HOLDINGS LLC, a Delaware limited liability company (“SPH”), STEEL PARTNERS HOLDINGS L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent for the Lenders under this Agreement (PNC is hereinafter referred to in such capacity as the “Administrative Agent”).

BACKGROUND

A.           On October 23, 2013, Borrowers, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”).  The Credit Agreement and all other documents executed in connection therewith are collectively referred to herein as the “Existing Financing Agreements.”  All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

B.           The Loan Parties have requested, and the Administrative Agent and the Lenders have agreed, to amend certain terms and provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.           Amendments to Credit Agreement.  Upon the Effective Date, the Credit Agreement shall be amended as follows:

(a)           Definitions.  The following definitions in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety as follows:

Applicable Margin shall mean, (i) with respect to Loans bearing interest at the Daily LIBOR Rate, one and one quarter of one percent (1.25%), (ii) with respect to Loans bearing interest at the LIBOR Rate, one and one quarter of one percent (1.25%), and (iii) with respect to Loans bearing interest at the Base Rate, zero percent (0.00%).

Expiration Date shall mean, with respect to the Revolving Credit Commitments, October 23, 2017.

Undrawn Availability at a particular date shall mean an amount equal to the difference between the (i) lesser of (a) the Revolving Credit Commitments and (b) the Borrowing Base and (ii) the Revolving Facility Usage.

(b)           New Definitions.  The following new definitions shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

Increasing Lender shall have the meaning specified in Section 2.12.1 [Increasing Lenders and New Lenders].

New Lender shall have the meaning specified in Section 2.12.1 [Increasing Lenders and New Lenders].

(c)           Increase in Revolving Credit Commitments.  The following Section 2.12 shall be added to the Credit Agreement:

2.12        Increase in Revolving Credit Commitments.

2.12.1     Increasing Lenders and New Lenders. The Borrower may, at any time and from time to time, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

2.12.1.1                      No Obligation to Increase.  No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

2.12.1.2                      Defaults.  There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

2.12.1.3                      Aggregate Revolving Credit Commitments.  After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $100,000,000.

2.12.1.4                      Minimum Revolving Credit Commitments.  After giving effect to such increase, the amount of the Revolving Credit Commitments provided by any New Lender shall be at least $10,000,000; and

2.12.1.5                      Minimum Increase.  Each request by the Borrower to increase Revolving Credit Commitments pursuant to this section 2.12 shall be in an aggregate principal amount of not less than $10,000,000 and shall be in an increment of $1,000,000 in excess thereof (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.12.1.3 [Aggregate Revolving Credit Commitments]).

2.12.1.6                      Resolutions; Opinion.  The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent:  (1) certifications of their organizational secretaries or similar officers with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

2.12.1.7                      Notes.  The Borrower shall execute and deliver (a) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be amended and restated) and (b) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

2.12.1.8                      Approval of New Lenders.  Any New Lender shall be subject to the approval of the Administrative Agent, the Issuing Lender and Swing Loan Lender (such consents not to be unreasonably withheld); provided, that at no time shall the Borrower or any of Borrower’s Affiliates or Subsidiaries become a Lender under this Agreement.

2.12.1.9                      Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

2.12.1.10                      New Lenders—Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.12 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

(d)           Minimum Cash Balance.  Section 8.1.11 of the Credit Agreement shall be amended and restated in its entirety as follows:

8.1.11      Minimum Cash Balance.  The Loan Parties shall maintain a minimum cash balance in an account or accounts located at PNC, or Undrawn Availability or a combination thereof of not less than $3,750,000 at all times.

(e)           Quarterly Financial Statements. Section 8.3.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

8.3.1        Quarterly Financial Statements.  As soon as available and in any event within sixty (60) calendar days after the end of each of the first three fiscal quarters in each fiscal year, (i) an internal combined financial statement of the Borrowers, consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, and investment summary of Borrowers, and (ii) consolidated financial statements of Steel Partners Holdings L.P., consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Steel Partners as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

(f)            Tax Returns.  Article 8 of the Credit Agreement shall be amended by adding the following Section 8.3.6:

8.3.6        Tax Returns.  Promptly upon filing in each fiscal year (not to exceed ten (10) days from the filing date), commencing with the fiscal year ending December 31, 2014, tax returns of Steel Partners Holdings L.P.

2.            Schedule 1.1(A).  Upon the Effective Date, Schedule 1.1(A) to the Credit Agreement shall be amended and restated in its entirety and replaced with Schedule 1.1(A) attached hereto as Exhibit A.

3.            Exhibits.  Upon the Effective Date, the Exhibits to the Credit Agreement shall be amended by adding Exhibit 2.12 attached hereto as Exhibit B.

4.            Lead Arranger.  Upon the Effective Date, PNC Bank, National Association shall be included in the Credit Agreement as Lead Arranger.

5.            Representations and Warranties.  Each Loan Party hereby:

(a)           reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b)           reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;

(c)           represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)           represents and warrants that since September 30, 2014, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;

(e)           represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, the A&R Note (as defined below), and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment, the A&R Note and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment, the A&R Note, or any related agreements, instruments, or documents contravenes any provisions of its Certificate of Formation and Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(f)           represents and warrants that this Amendment, the A&R Note, and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

6.            Security Interest.  As security for the payment and performance of the Obligations, and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement, the Loan Documents and the Existing Financing Agreements, each Borrower reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Administrative Agent, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

7.            Confirmation of Indebtedness.  Loan Parties confirm and acknowledge that as of the close of business on December 8, 2014, Borrower was indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of $33,749,437.54 for the Revolving Credit Loans, without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents.

8.            Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon (the “Effective Date”) the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):

(a)           Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;

(b)           Administrative Agent shall have received an amended and restated revolving credit note in the amount of $75,000,000, duly executed by each Borrower in favor of PNC Bank, National Association (the “A&R Note”), which shall be deemed a “Note” under the Credit Agreement;

(c)           Administrative Agent shall have received the results of updated UCC, tax lien, and judgment searches against each Borrower;

(d)           Administrative Agent shall have received a certificate certified by the secretary or manager of each Borrower, and an incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, and authorizing resolutions of each Borrower authorizing the execution of this Amendment and the A&R Note;

(e)           Administrative Agent shall have received a certificate certified by the secretary or manager of each Borrower certifying that each Borrower’s Certificate of Formation and Operating Agreement has not changed since such documents were last delivered to Administrative Agent;

(f)           After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(g)           Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof; and

(h)           Loan Parties shall have paid or reimbursed Administrative Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

9.            Reaffirmation of Existing Financing Agreements.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of the Existing Financing Agreements, are hereby reaffirmed and shall continue in full force and effect as therein written.

10.           Release.  As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Loan Party hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that Loan Parties, or any of them, may have against Administrative Agent or Lender arising out of or relating to the Obligations, this Amendment or the Loan Documents, other than any liability, damage, claim, loss or expense as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender.

11.           Miscellaneous.

(a)           No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)           No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e)           This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by facsimile or electronic transmission shall bind the parties hereto.

 [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	STEEL PARTNERS HOLDINGS L.P.
By: Steel Partners Holdings GP Inc., its general partner

	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

SPH GROUP HOLDINGS LLC
By: Steel Partners Holdings GP Inc., its manager

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

S-1

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Lead Arranger, and Lender

By:	/s/ Kirk M. Mader
Name:	Kirk M. Mader
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

S-2

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
Name: PNC Bank, National Association Address: 1600 Market Street, 22nd Floor, F2-F070-22-2 Philadelphia, PA 19103 Attention: Kirk Mader, Senior Vice President Telephone: 215.585.1385 Telecopy: 215.585.4144	$75,000,000	$75,000,000	100%

SCHEDULE 1.1(A) - 1

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name: PNC Bank, National Association
Address: 1600 Market Street, 22nd Floor, F2-F070-22-2
Philadelphia, PA 19103
Attention: Kirk Mader, Senior Vice President
Telephone:       215.585.1385
Telecopy:         215.585.4144

With a Copy To:

Loan Administration
PNC Bank
500 First Ave
Pittsburgh, PA 15219
Mail Stop: P7-PFSC-04-Z
Phone: 412-762-8168 | Fax: 412-768-4586
email: benjamin.pasky@PNC.com
Attention: B. Tyler Pasky, Loan Support Analyst I

BORROWER:

Name:  Steel Partners Holdings L.P.
SPH Group Holdings LLC
590 Madison Avenue, 32nd Floor
New York, New York 10022
Attention:        James F. McCabe, Jr.
Telephone:       212.520.2300
Telecopy:         212.520.2377

SCHEDULE 1.1(A) - 2

EXHIBIT B

EXHIBIT 2.12

FORM OF

LENDER JOINDER AND ASSUMPTION AGREEMENT

This Lender Joinder and Assumption Agreement (the “Joinder”) is made as of ____________, 20__ (the “Effective Date”) by ____________________________, (the “New Commitment Provider”).

Background

Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of October 23, 2013, by and among SPH Group Holdings, LLC, a Delaware limited liability company (“SPH”), Steel Partners Holdings, L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”), the financial institutions party thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”), and PNC Bank, National Association (“PNC”), in its capacity as administrative agent for the Lenders (PNC is hereinafter referred to in such capacity as the “Administrative Agent”).  Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders’ permitting the New Commitment Provider to become a Lender under the Credit Agreement, the New Commitment Provider agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Commitment Provider remains a party to the Agreement, such New Commitment Provider shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.  The New Commitment Provider hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and the executed original of its Note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $_____________.

The Commitments and Ratable Shares of the New Commitment Provider and each of the other Lenders are as set forth on Schedule 1.1(A) to the Agreement.  Schedule 1.1(A) to the Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth on Schedule 1.1(A) hereto.  Schedule 1 hereto lists as of the date hereof the amount of Loans under each outstanding Borrowing Tranche.  Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Loans to which either the Base Rate or the LIBOR Rate Option applies and simultaneously reborrow a like amount of Loans under each such Interest Rate Option from the Lenders (including the New Commitment Provider) according to the Ratable Shares set forth on attached Schedule 1.1(A) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity].

The New Commitment Provider is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) share ratably in all Loans subject to the Base Rate borrowed by the Borrower on and after the Effective Date; and (B) participate in all new Loans subject to the LIBOR Rate Option borrowed by the Borrower on and after the Effective Date according to its Ratable Share.

 [SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Commitment Provider has duly executed and delivered this Joinder as of the Effective Date.

[NEW COMMITMENT PROVIDER]

By:
Name:
Title:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

BORROWERS:

STEEL PARTNERS HOLDINGS L.P.
By: Steel Partners Holdings GP Inc., its general partner

By:
Name:	James F. McCabe, Jr.
Title:	Chief Financial Officer

SPH GROUP HOLDINGS LLC
By: Steel Partners Holdings GP Inc., its manager

By:
Name:	James F. McCabe, Jr.
Title:	Chief Financial Officer

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS

Attached Schedule 1.1(A)

SCHEDULE 1

OUTSTANDING TRANCHES